EXHIBIT 1
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                            DEMAND PROMISSORY NOTE


U.S.$80,000                                           Dated:  February 5, 2007

            FOR VALUE RECEIVED, Trinsic, Inc. (the "Borrower"), promises to pay to the order of The 1818 Fund III, L.P. (the "Lender"), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Lender, the aggregate unpaid principal amount of EIGHTY THOUSAND U.S. DOLLARS (U.S.$80,000). Beginning on January 31, 2007 (the date upon which the borrowing evidenced hereby occurred), interest on the principal amount outstanding from time to time under this Demand Promissory Note (including any interest added to the principal amount of this Demand Promissory Note pursuant to the provisions of this sentence) (i) began accruing daily at the rate of sixteen percent (16%) per annum, (ii) based on a 360 day year of twelve 30 day months and (iii) is payable in kind with such payment in kind increasing the principal amount of this Demand Promissory Note by the amount of interest due.

            THIS DEMAND PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DEMAND PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS DEMAND PROMISSORY NOTE OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.


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            IN WITNESS  WHEREOF,  the  undersigned  has  executed  this Demand
Promissory Note as of the date set forth above.

                                          TRINSIC, INC.



                                          By: /s/ Trey Davis
                                              ----------------------
                                              Name:  Trey Davis
                                              Title: CEO